Exhibit 4.2

COMMON SHARE PURCHASE WARRANT CERTIFICATE

No. W-Form

Certificate for ______ Warrants

NOT EXERCISABLE AFTER 5:00 P.M.,

EASTERN STANDARD TIME, ON May 31, 2022

NEWGIOCO GROUP, INC.

COMMON SHARE PURCHASE WARRANT CERTIFICATE

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THIS CERTIFICATE CERTIFIES THAT ___________________________________ or its registered assigns is the registered holder (the “Holder”) of the number of Warrants set forth above, each of which represents the right to purchase, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after December 1, 2020 (the “Initial Exercise Date”) one (1) fully paid and non-assessable common share (the “Common Share”) of NEWGIOCO GROUP, INC., a corporation organized under the laws of the State of Delaware (the “Company”), at the Exercise Price (as hereinafter defined), by surrendering this Warrant Certificate, with the form of Election to Exercise attached hereto duly executed and by paying in full the Exercise Price (the Common Shares issuable upon exercise of the Warrants being referred to herein as (the “Warrant Shares”) at the principal office of the Company as set forth below. No Warrant may be exercised after 5:00 P.M., Eastern Standard Time, on May 31, 2022 (the “Expiration Date”). All Warrants evidenced hereby shall thereafter become void.

At any time or times on or after the Initial Exercise Date and on or prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate, the Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the principal office of the Company with the form of assignment set forth hereon duly executed. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrant Shares will be issued in accordance with instructions in the form of assignment.

1.	Exercise of the Warrants

(a)                Cash Exercise. Subject to Section 1. (d), at any time or times on or after the Initial Exercise Date and on or prior to the Expiration Date, the Holder shall be entitled to exercise some or all of the Warrants represented by this Warrant Certificate and purchase an equal number of Common Shares upon surrender of this Certificate at the principal office of the Company, together with:

(i)       the form of Election to Purchase annexed hereto duly executed; and

(ii)       a certified check, bank draft or wire transfer of funds, payable at par, in United States currency, to or to the order of the Company, in the amount of the Exercise Price per Warrant (as hereinafter determined) multiplied by the number of Warrants being so converted.

The exercise price per Warrant to be exercised shall be at a price equal to US$________ (U.S. __________ Dollars) (the “Exercise Price”).

(b)               Cashless Exercise. Subject to Section 1. (d), if and only if at any time after the Initial Exercise Date, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the last VWAP immediately preceding the time of delivery of the Form of Election of Purchase giving rise to the applicable “cashless exercise”, as set forth in the applicable Form of Election of Purchase (for the avoidance of doubt, the “last VWAP” will be the VWAP as calculated over the preceding five (5) Trading Days such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the VWAP over the prior five (5) Trading Days shall be used in this calculation);

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares being exercised under this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a share of Common Shares as determined by an independent appraiser selected in good faith by the stockholders of a majority in interest of the securities of the Company then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Trading Market” means the stock exchange or market in the United States on which the Common Shares are listed or quoted.

“Trading Days” means a date on which a Trading Market is open for the conduct of trading.

(c)                Partial Exercise. Upon the exercise of less than all of the Warrants to purchase the Common Shares evidenced by this Warrant Certificate, there shall be issued to the Holder a new Warrant Certificate in respect of the Warrants not exercised.

(d)               Acceleration. If at any time after the Initial Exercise Date, there is an effective Registration Statement registering, or a current prospectus available for, the resale of the Warrant Shares by the Holder and the closing price of the Company’s Common Shares exceeds one hundred and fifty (150%) per cent of the Exercise Price and the average trading volume is no less than two (2) times the number of Warrant Shares to be exercised for a period of ten (10) trading days in a thirty (30) day period, the Corporation may accelerate the time in which to exercise the Warrants by giving at least ten (10) business days prior written notice to the Holder of such acceleration and the Holder may exercise the Warrants prior to the date specified in such notice of acceleration. Provided however that the number of shares to be issued shall be delivered on a T+2 basis as per the transfer agent documents. The Holder may at their sole discretion demand reasonable compensation if the shares are not delivered to the holder on a T+2 basis.

2.	Fractional Shares

The Company shall not be required to issue fractional shares upon the exercise of some or all of the Warrants represented by this Warrant Certificate.

3.	Limitation

This Warrant Certificate shall not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

4.	Registration of Warrant Certificates

The Company shall number and register the Warrant Certificates in a warrant register maintained by the Company as they are needed. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof for all purposes. Upon request by a Holder requesting such information for the purpose of obtaining a consent, waiver or other action of Holders, the Company will notify that Holder as to the identity and address of record of the other Holders.

5.	Transfer of Warrant Certificate and Warrant Shares

(1)	The Company shall from time to time register the transfer of any outstanding Warrant Certificates in the warrant register upon surrender thereof accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, the Company shall issue as promptly as practicable in any event within three (3) Business Days (as hereinafter defined) after receipt of such notice of transfer of a new Warrant Certificate to the transferee(s). As used in the Warrant Certificate, the term “Business Day” means any day which is not a Saturday, Sunday or statutory holiday in the City of New York.

(2)	Warrant Certificates may be exchanged at the option of the Holder(s) thereof when surrendered to the Company at the address set forth herein for another Warrant Certificate or Warrant Certificates of like tenor and representing the right to purchase in the aggregate a like number of Warrant Shares; provided that the Company shall not be required to issue any Warrant Certificates representing any fractional Warrant Shares.

(3)	The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of new Warrant Certificates, including, without limitation, any transfer or stamp taxes.

6.	Lost, Stolen, Mutilated or Destroyed Warrant Certificates

If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, execute and deliver, in exchange and substitution for and upon cancellation of such mutilated Warrant Certificate, or in lieu of or in substitution for such lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate representing an equivalent number of Warrants or Warrant Shares. If required by the Company, the Holder of the mutilated, lost, stolen or destroyed Warrant Certificate must provide an affidavit of loss and an indemnity reasonably sufficient to protect the Company from any loss which it may suffer if the Warrant Certificate is replaced. Any new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by any person.

7.	Cancellation of Warrant Certificates

Any Warrant Certificate surrendered upon the exercise of Warrants or for exchange or transfer, or purchased or otherwise acquired by the Company, shall be cancelled and shall not be reissued by the Company; and, except as provided in Section 1 with respect to the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in Section 5 with respect to an exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such cancelled Warrant Certificate. Any Warrant Certificate so cancelled shall be destroyed by the Company.

8.	Issuance of Common Shares

As promptly as practicable after the date on which part or all of the Warrants represented by this Warrant Certificate are exercised (the “Date of Exercise”) of any Warrants and in any event within three (3) Business Days after receipt of the Election to Exercise, the Company shall issue, or cause its transfer agent to issue, a certificate or certificates for the number of non-fractional Warrant Shares (the “Common Share Certificate”) or to transfer by electronic delivery of Warrant Shares through the DTC-DWAC system, registered in accordance with the instructions set forth in the Election to Exercise. All Warrant Shares issued upon the exercise of any Warrants shall be legally and validly authorized and issued and outstanding, fully paid, non-assessable, free of pre-emptive rights and free from all taxes, liens, charges and security interests in respect of the issuance thereof. Each person in whose name any such Common Share Certificate is issued shall be deemed for all purposes to have become the holder of record of the Common Shares represented thereby on the Date of the Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such Common Share Certificate.

The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of new Common Share Certificates, including, without limitation, any transfer or stamp taxes.

9.	Reservation of Common Shares; Listing

The Company shall reserve and keep available, free from pre-emptive rights, for issuance upon the exercise of Warrants, the maximum number of its authorized but unissued Common Shares which may then be issuable upon the exercise in full of all outstanding Warrants.

10.	No Impairment

The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, amalgamation, combination, merger, dissolution, issue or sale of securities or any other voluntary action, avoid, or seek to avoid the observation or performance of any of the terms of the Warrants, the Warrant Certificates or this Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment. Without limiting the generality of the foregoing, the Company shall obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants. In case any securities other than the Common Shares (“Other Securities”) shall be issued or sold, or shall become subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or Person), for a consideration per share of Other Security such as to dilute the purchase rights evidenced by the Warrants, the computations, adjustments and readjustments provided for in Section 11 with respect to the Exercise Price and the number of Warrant Shares shall be made as nearly as possible in the manner so provided and applied so as to protect the Holders against the effect of such dilution.

11.	Adjustment of Exercise Price

Subject to the provisions of this Section 11, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

(1)	In the event that the Company shall (i) declare a dividend or make a distribution on the outstanding Common Shares in additional Common Shares, (ii) subdivide or reclassify the outstanding Common Shares into a greater number of shares, or (iii) consolidate, combine or reclassify the outstanding Common Shares into a fewer number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, consolidation, combination or reclassification, as the case may be, shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of Common Shares outstanding immediately before such dividend, distribution, subdivision, consolidation, combination or reclassification, and of which the denominator shall be the number of Common Shares outstanding immediately after such dividend, distribution, subdivision, consolidation, combination or reclassification. Any Common Shares issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date or other applicable date cited in Sections 11(2) or 11(3) for the purpose of calculating the number of outstanding Common Shares under Sections 11(2) or 11(3). Such adjustment shall be made successively whenever any event specified above shall occur.

(2)	In the event that the Company shall fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all or substantially all holders of its Common Shares entitling them (for a period which, by its express terms, expires within forty-five (45) days after such record date) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value of a Common Share on such record date, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the maximum number of Common Shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the Fair Market Value per share, and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable. As used in this Warrant Certificate, the term “Fair Market Value” means the price at which a buyer and seller would transfer a Common Share both being fully informed of all relevant information and neither being under any compulsion to buy or sell, as the case may be and, for the purposes of this Section 11(2), shall, at the request of a Holder, be determined by the Company’s Board of Directors in good faith and on a reasonable basis.

(3)	In the event that the Company shall fix a record date for the making of a distribution to all or substantially all holders of Common Shares (i) of shares of any class other than its Common Shares or (ii) of the evidence of its indebtedness or (iii) of assets or (iv) of rights, options, warrants or convertible or exchangeable securities, then in each such case the Exercise Price in effect immediately thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Fair Market Value per share on such record date, less the aggregate fair market value as determined in good faith by the Company’s Board of Directors of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities as distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Fair Market Value per share. Such adjustment shall be made successively whenever such a record date is fixed; provided, however, that in no event shall the Exercise Price be less than zero. In the event that such distribution is not so made, or that such distribution, by its express terms, is intended to be made, and is in fact made, to all holders of Warrant Shares upon exercise of their respective Warrants, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

12.	No Adjustment to Exercise Price

No adjustment in the Exercise Price in accordance with the provisions of Section 11 need be made unless such adjustment would amount to a change of at least one (1.0%) per cent in such Exercise Price, provided, however, that the amount by which any adjustment is not made by reason of the provisions of this Section 12 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

13.	Adjustment of Number of Shares

Upon each adjustment of the Exercise Price pursuant to Section 11, each Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

14.	Reorganizations

In the event of any capital reorganization, other than in the cases referred to in Section 11(1), or the consolidation, amalgamation, merger or other combination of the Company with or into another corporation (other than a consolidation, amalgamation, merger or other combination in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Shares or the conversion of such outstanding Common Shares into shares of other stock or other securities or property), or the sale, transfer or conveyance of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as “Reorganizations”), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities of property to which a holder of the number of Warrant Shares which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In the event of any Reorganization, appropriate adjustment, as determined in good faith by the Company’s Board of Directors, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement prepared by the Company or any successor thereto, between the Company and any successor thereto, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of Common Shares outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder of any Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

15.	Notice of Certain Actions

In the event the Company shall (a) declare any dividend payable in stock to the holders of its Common Shares or make any other distribution in property other than cash to the holders of its Common Shares, (b) offer to the holders of its Common Shares rights to subscribe for or purchase any shares of any class of stock or any other rights or options, or (c) effect any reclassification of its Common Shares (other than a reclassification involving merely the subdivision or combination of outstanding Common Shares) or any capital reorganization or any consolidation, amalgamation, merger or other combination (other than a consolidation, amalgamation, merger or other combination in which no distribution of securities or other property is made to holders of Common Shares) or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of in the Company; then, in each such case, the Company shall cause notice of such proposed action to be mailed to each Holder at least thirty (30) days prior to such action. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Shares entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, amalgamation, combination, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Shares shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. Such notice shall be mailed in the case of any action covered by paragraph (a) and (b) of this Section 15, at least ten (10) days prior to the record date for determining holders of the Common Shares for purposes of receiving such payment or offer, and in the case of any action covered by this paragraph (c), at least ten (10) days prior to the record date to determine holders of Common Shares entitled to receive such securities or other property.

16.	Certificate of Adjustment

The Company shall perform any computations and determine any adjustments required to be made under this Certificate (the “Adjustment”) and shall cause an independent nationally recognized firm of chartered accountants selected by the Company to verify each Adjustment. As promptly as practicable after determining any Adjustment, and upon receipt of the aforementioned verification, the Company shall prepare a certificate executed by the President of the Company setting forth such Adjustment and mail such certificate to each Holder (an “Adjustment Notice”). The Adjustment Notice shall include in reasonable detail (a) the events precipitating the Adjustment, (b) the computations relating to such Adjustment, and (c) the Exercise Price and the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such Adjustment. In the event that the Holders of Warrants entitling such Holders to purchase a majority of the Warrant Shares subject to purchase upon exercise of Warrants at the time outstanding (the “Required Interest”) shall disagree with any Adjustment, the Required Interest shall give notice thereof (the “Dispute Notice”) to the Company within fifteen (15) days after the Adjustment Notice. Upon receipt of the Dispute Notice, the Company shall promptly engage an independent nationally recognized firm of chartered accountants acceptable to the Required Interest to make an independent determination of such disputed Adjustment (the “Independent Adjustment”). The Independent Adjustment shall be final and binding on the Company and all Holders. If the disputed Adjustment and the Independent Adjustment differ by an amount of three (3%) per cent or less of the value of the disputed Adjustment, then the costs of conducting the independent determination shall be borne by the Required Interest (pro rata, in accordance with the number of Warrants held by each, with each subject Holder jointly and severally liable); if the disputed Adjustment and the Independent Adjustment differ by more than three (3%) per cent of the disputed Adjustment, then the costs of conducting the independent determination shall be borne entirely by the Company; provided that in each case costs separately incurred by the Company and any Holders shall be separately borne by them.

17.	Warrant Certificate Amendments

Irrespective of any adjustments pursuant to this Section 17, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments; provided the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment in the Exercise Price and number of Warrant shares purchasable under the Warrants.

18.	Fractional Shares

The Company shall not be required upon the exercise of any Warrant to issue fractional Warrant Shares which may result from adjustments in accordance with this Section 18 to the Exercise Price or number of Warrant Shares purchasable under each Warrant. If more than one Warrant is exercised at one time by the same Holder, the number of Warrant Shares which shall be issuable upon the exercise thereof shall be computed based on the aggregate number of Warrant Shares purchasable upon exercise of such Warrants.

19.	Payment of Taxes and Charges

The Company will pay all taxes (other than income taxes or other similar taxes personal to the Holders, including without limitation, non-resident withholding taxes) and other government charges payable in connection with the issuance or delivery or transfer of the Warrants and the initial issuance or delivery of Warrant Shares upon the exercise of any Warrants and payment of the Exercise Price.

20.	Changes to Agreement

The Company, when authorized by its Board of Directors, with the written consent of Holders of Warrants entitling such Holders to purchase a majority of the Warrant Shares subject to purchase upon exercise of the Warrants outstanding at such time, may amend or supplement this Certificate, except that no amendment which (i) increases the Exercise Price or reduces the number of Warrant Shares or otherwise economically impairs the value of the Warrants or (ii) amends the provisions of Sections 11, 12, 13, 14, 15, 16, 17 and 18 shall be enforceable against a Holder who has not consented in writing to such amendment.

21.	Assignment

All the covenants and provisions of this Certificate by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns.

22.	Successor to Company

In the event that the Company consolidates, amalgamates, merges or otherwise combines with or into any other corporation or sells, transfers or otherwise conveys its property, assets and business substantially as an entirety to a successor corporation or entity, the Company shall prior to such events becoming effective, have such successor corporation or other entity assume by a written instrument each and every undertaking covenant and condition of this Certificate to be performed and observed by the Company, and such successor corporation or other entity shall be deemed, upon the closing of such merger, amalgamation, combination, consolidation, conveyance or sale, to have so assumed such liabilities.

23.	Notices

Any notice or demand required by this Certificate to be given or made by any Holder to or on the Company shall be sufficiently given or made if such notice is in writing and sent by first-class or registered mail, postage prepaid, addressed as follows:

To the Company: NEWGIOCO GROUP, INC.

c/o 130 Adelaide St. W., Suite 701

Toronto, Ontario M5H 2K4

Attention: Michele Ciavarella, C.E.O.

To the Holder at: See Subscription Agreement

In all cases with a copy to: Signature Stock Transfer, Inc.

14673 Midway Road, Suite #220,

Addison, Texas 75001

Attention: Jason M. Bogutski, President

Any notice or demand required by this Certificate to be given or made by the Company to or on any Holder shall be sufficiently given or made if such notice is in writing and sent by first-class or registered mail, postage prepaid, addressed to such Holder and sent to the address set below such Holder’s name on the attached signature pages or, if a subsequent Holder, the address of such Holder on the Company’s warrant register.

Any notice or demand required by this Certificate to be given or made by the Company to or on any Holder shall be sufficiently given or made, whether or not such Holder receives the notice, five (5) days after mailing, if sent by first-class or registered mail, postage prepaid, addressed to such Holder at its last address as shown on the books of the Company. Otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

24.	Defects in Notice

Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Certificate shall not affect in any way the right of any Holder or the legality or validity of any adjustment made pursuant to Section 11 hereof.

25.	Securities Law.

Neither the sale of this Warrant nor the issuance of any of the Warrant Shares upon exercise of this Warrant have been registered under the Act or under the securities laws of any state. If there is no effective Registration Statement registering, or no current prospectus available for the resale, unless the Holder utilises a cashless exercise the issuance of the Warrant Shares upon exercise of this Warrant shall be subject to compliance with all applicable Federal and state securities laws. Until the Warrant Shares have been registered under the Act and registered and qualified under the securities laws of any state in question, the Corporation shall cause each certificate evidencing any Warrant Shares to bear the following legend and such other legends as may be required by applicable law:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

26.	Governing Law

This Certificate and each Warrant Certificate issued hereunder shall be governed by the laws of the State of Delaware applicable therein without regard to principles of conflicts of laws thereof.

27.	Standing

Nothing in this Certificate expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holders any right, remedy or claim under or by reason of this Certificate or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Certificate shall be for the sole and exclusive benefit of the Company and its successors and the Holders.

28.	Headings

The descriptive headings of the sections of this Certificate are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

29.	Counterparts

This Certificate may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

30.	Availability of the Agreement

The Company shall keep copies of this Certificate available for inspection by Holders during normal business hours. Copies of this Certificate may be obtained upon written request addressed to the Company at the address set forth in Section 23.

31.	Entire Agreement

This Certificate, including Schedules referred to herein and the other agreements and writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

DATED as of the 1 day of June, 2020.

NEWGIOCO GROUP, INC.

By: _______________________________

Name: Michele Ciavarella

Title: C.E.O.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants to purchase Common Shares set for below:

Name of Assignee ___________________________

Address _____________________________________________________________________

No. of Warrants: __________

and does hereby irrevocably constitute and appoint ___________________________ true and lawful attorney, to make such transfer on the books of NEWGIOCO GROUP, INC. maintained for that purpose, with full power of substitution in the premises.

DATED:____________________________ ____________________________________

Signature

____________________________________

(Signature must conform in all respects to

name of holder as specified on the face of

the Warrant Certificate.)

FORM OF ELECTION OF EXERCISE

(to be executed only upon exercise of Warrant)

To: Newgioco Group, Inc.

130 Adelaide Street, West, Suite 701

Toronto, Ontario, Canada M5H 2K4

Attn: Julian L. Doyle, LLB

or such other address notified by the Company to the Holder.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Newgioco Group, Inc. a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

CASH BASIS

Exercise Price. The Holder intends that payment of the Exercise Price shall be with respect to Warrant Shares.

Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $ to the Company in accordance with the terms of the Warrant.

Payment is being made by:

_____       enclosed check

_____       wire transfer

_____       other

Delivery of Warrant Shares. The Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

CASHLESS BASIS

Delivery of Warrant Shares. The Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant based on the following formula:

Y =       (A-B) x X

A

Where Y = the number of shares of Common Stock to be issued to the Holder

A =	the last VWAP immediately preceding the time of delivery of the Form of Election of Purchase giving rise to the applicable “cashless exercise”, as set forth in the applicable Form of Election of Purchase (for the avoidance of doubt, the “last VWAP” will be the VWAP as calculated over the preceding five (5) Trading Days such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the VWAP over the prior five (5) Trading Days shall be used in this calculation);
B =	the Exercise Price of this Warrant, as adjusted hereunder; and
X =	the number of Warrant Shares being exercised under this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Delivery. The shares of Warrant Shares shall be delivered to the following:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

SCHEDULE “D”

TO BE COMPLETED BY SUBSCRIBERS UNDER ACCREDITED INVESTOR EXEMPTION

ACCREDITED INVESTOR CERTIFICATE

In connection with the purchase of Debentures of the Corporation by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Schedule D), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.	The Subscriber is resident in the jurisdiction as set forth on the face page of this Subscription Agreement or is subject to the securities laws of such jurisdiction;

2.	The Subscriber is purchasing the Debentures as principal for its own account or a fully managed account;

3.	The Subscriber is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the 1933 Act and the regulations promulgated thereunder, by virtue of satisfying the indicated criterion as set out in Appendix A to this Accredited Investor Certificate;

4.	The Subscriber was not created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the attached Appendix A of this Schedule D;

5.	Upon execution of this Schedule D by the Subscriber, this Schedule D shall be incorporated into and form a part of the Subscription Agreement; and

6.	The Subscriber acknowledges that he has requested and is satisfied that this Subscription Agreement and all documentation related thereto be drawn up in the English language. Le soussigné reconnaît qu’il a exigé que cette contrat d’abonnement ainsi que toutes les autres documents qui s’y rattachent soit rédigé et exécuté en anglais et s’en déclare satisfait.

The foregoing representations and warranties are true an accurate as of the date of this certificate and will be true and accurate as of Closing Date. If any such representations and warranties shall not be true and accurate prior to Closing Date, the Subscriber shall give immediate written notice of such fact to the Corporation.

Dated: _________________________________________, 2020.

Print name of Subscriber

By:

Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE MARK THE CATEGORY OR CATEGORIES

IN APPENDIX A ON THE NEXT PAGE THAt DESCRIBES YOU.

APPENDIX A

CONFIRMATION OF APPLICABLE PORTION OF ACCREDITED INVESTOR DEFINITION

NOTE: THE INVESTOR MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

NEWGIOCO GROUP, INC.

(The “Company”)

The purpose of this Statement is to obtain information relating to whether or not you are an accredited investor as defined in Securities and Exchange Regulation D as well as your knowledge and experience in financial and business matters and to your ability to bear the economic risks of an investment in the Company.

As used in Regulation D, the following terms shall have the meaning indicated:

a.       Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.       Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.       Any private business development company as defined in section 202(a)22 of the Investment Advisers Act of 1940;

3.       Any organization described in section 501(c)3 of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.       Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.       Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the person’s primary residence, but including any excess liability between the value of the residence and the amount of any obligation(s) thereon;

6.       Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.       Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8.       Any entity in which all of the equity owners are accredited investors.

1.       Name, Home Address and Telephone Number:

________________________________________________________________________

Name

________________________________________________________________________

Address

Telephone (_____) ______________________________

2.       Residence

(a)       If an individual, what is your principal place of residence?

__________________________________________________________________

__________________________________________________________________

(b)       If not an individual:

(1)       Where is your principal place of business?

____________________________________________________________

____________________________________________________________

(2)       Where are your executive headquarters?

____________________________________________________________

____________________________________________________________

(3)       If a partnership, in which states(s) does (do) each of your partners reside?

____________________________________________________________

____________________________________________________________

(4)       If a corporation, what is your state of incorporation?

____________________________________________________________

____________________________________________________________

(5)       If a trust, in which state(s) does (do) each of the beneficiaries reside?

____________________________________________________________

____________________________________________________________

3.       Business or occupation (including title):

________________________________________________________________________

________________________________________________________________________

4.       Educational background (level, degrees completed):

________________________________________________________________________

5.       Net Worth, Partners' Capital or Total Assets (check one):

_____ $5,000,000 or more

_____ $1,000,000-$5,000,000

_____ Less than $1,000,000

6.       For individual or married persons only - Gross income for each of the last 2 years (check one):

_____ $300,000 or more

_____ $200,000 - $300,000

_____ Less than $200,000

Is this income amount combined with that of your spouse? Yes _____ No _____

Do you expect to reach the same level of income in the current year? Yes ______ No _____

7.       In connection with my investment activities, I utilize the services of the following attorney, accountant or other advisor to assist me in analyzing investment opportunities:

(a)       Name of advisor: ______________________________________

(b)       Position or occupation: _________________________________________________

(c)       Business address: _____________________________________________________

_____________________________________________________

8.       Personal data:

Age: _______________________

Marital Status: _______________

Number of dependents: ________

9.       I am an “accredited investor” as defined in Rule 501(a) of Securities and Exchange Commission Regulation D. _______________ (Initials)

10.       I have adequate means of providing my current needs, and possible personal contingencies, and have no need for liquidity in an investment in the Company. _______________ (Initials)

11.       I, together with my advisors, have specific knowledge and experience in related financial and business matters so as to be capable of evaluating the relative economic and operational merits and risks of an investment in the stock. _______________ (Initials)

12.       I hereby certify that I have answered the foregoing questions to the best of my knowledge and that my answers hereto are complete and accurate. _______________ (Initials)

_______________________________

Name (Please Print)

_______________________________ ____________________________

Signature Date